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                                  EXHIBIT 3(i)


                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                             BISON ACQUISITION CORP.
                                      INTO
                              @ ENTERTAINMENT, INC.

                                    * * * * *



         Bison Acquisition Corp. (`Bison'), a corporation organized and existing under the laws of Delaware, DOES HEREBY CERTIFY pursuant to Section 253 of the General Corporation Law of the State of Delaware (the `DGCL'):


         FIRST: That Bison was incorporated on the twenty-eighth day of May, 1999, pursuant to the DGCL.

         SECOND: That Bison owns (i) at least ninety percent of the outstanding shares of the common stock, par value $0.01 per share (the `Common Stock'), (ii) all of the Series A Cumulative Preference Shares, par value $0.01 per share (the `Series A Preference Shares'), and (iii) all of the Series B Cumulative Preference Shares, par value $0.01 per share (the `Series B Preference Shares'), of @ Entertainment (`@ Entertainment'), a corporation incorporated on the twenty-seventh day of May, 1997, pursuant to the DGCL, and that no other class of capital stock is currently issued and outstanding.

         THIRD: That Bison, by the following resolutions of its Board of Directors, duly adopted by unanimous written consent, filed with the minutes of the Board of Directors on the sixth day of August, 1999, determined to merge itself into @ Entertainment:

         RESOLVED, that Bison merge itself into @ Entertainment, and @ Entertainment shall assume all of Bison's obligations (the `Merger'); and it is further

         RESOLVED, that @ Entertainment shall be the surviving corporation (the `Surviving Corporation') of the Merger; and it is further

         RESOLVED, that the Merger shall be effective upon filing the Delaware Merger Certificate with the Secretary of State of Delaware; and it is further

         RESOLVED, that the name of the Surviving Corporation shall be `@ Entertainment, Inc.' And the certificate of incorporation of the Surviving Corporation shall be amended in its entirety as follows:

                  FIRST: The name of the Corporation is @ ENTERTAINMENT, INC.

                  SECOND: The registered office of the Corporation in the State of Delaware is located at 30 Old Rudnick Lane, Suite 100, Dover, County of Kent. The name of its registered agent in the State of Delaware at such address is Lexis Document Services, Inc.

                  THIRD: The purpose of the Corporation is to engage, directly or indirectly, in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as from time to time in effect.

                  FOURTH: The total authorized capital stock of the Corporation shall be 1,000 shares of Common Stock, par value $0.01 per share.

                  FIFTH: The business of the Corporation shall be managed under the direction of the Board of Directors except as otherwise provided by law. The number of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the By-Laws. Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

                  SIXTH: The Board of Directors may make, alter or repeal the By-Laws of the Corporation except as otherwise provided in the By-Laws adopted by the Corporation's stockholders.

                  SEVENTH: The Directors of the Corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the General Corporation Law of the State of Delaware as from time to time in effect.


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                  1. A Director of the Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the General Corporation Law of the State of Delaware, as from time to time amended, expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of this paragraph 1 of Article SEVENTH nor any amendment to said General Corporation Law that does not have retroactive application shall limit the right of Directors hereunder to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

                  2. The Corporation shall indemnify each Director and Officer of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's By-Laws, and in furtherance hereof the Board of Directors is expressly authorized to amend the Corporation's By-Laws from time to time to give full effect hereto, notwithstanding possible self interest of the Directors in the action being taken. Neither the modification or repeal of this paragraph 2 of Article SEVENTH nor any amendment to the General Corporation Law of the State of Delaware that does not have retroactive application shall limit the right of Directors and Officers to indemnification hereunder with respect to any act or omission occurring prior to such modification, amendment or repeal.

                  EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.; and it is further

         RESOLVED, that at the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) any shares of Common Stock which are held by any subsidiary or in the treasury of @ Entertainment, or which are held, directly or indirectly, by United Pan-Europe Communications N.V., (`Parent'), a corporation organized under the laws of the Netherlands and the parent of Bison, or any direct or indirect subsidiary of Parent (including Bison), all of which shall cease to be outstanding and be canceled and retired and none of which shall receive any payment with respect thereto and (ii) any shares of Common Stock held by dissenting stockholders) and all rights in respect thereof shall, by virtue of the Merger and without any action on the part of the holder thereof, forthwith cease to exist and be converted into and represent the right to receive an amount in cash equal to $19.00, without interest, and each of the Series A Preference Shares and the Series B Preference Shares shall be cancelled and no further consideration shall be payable in respect thereof; and it is further

         RESOLVED, that at the Effective Time, each share of common stock, no par value, of Bison then issued and outstanding shall, by virtue of the Merger and without any action on the part of the holder thereof, become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation; and it is further

         RESOLVED, that the By-Laws of @ Entertainment as they exist at the Effective Time shall be the By-laws of Bison until the same shall be altered, amended or repealed as therein provided; and it is further

         RESOLVED, that each of the officers of @ Entertainment as they exist at the Effective Time shall, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, be and remain officers of the Surviving Corporation until his or her respective successor shall have been duly elected or appointed and qualified; and it is further

         RESOLVED, that the number of directors of the Surviving Corporation shall be reduced from eight (8) to two (2) and further that the directors of Bison as they exist on the effective date of the Merger shall be the directors of the Surviving Corporation, each such director to hold office, subject to the applicable provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation, until the next annual stockholder's meeting of the Surviving Corporation and until his or her respective successor shall have been duly elected or appointed and qualified; and it is further

         RESOLVED, that if, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise in the Surviving Corporation's right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to effect the transactions contemplated by the Merger Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out the intent of the Merger Agreement; and it is further

         RESOLVED, that each officer of Bison be, and each is, hereby directed to make and execute such documentation as may be necessary to effectuate the Merger, including the Delaware Merger Certificate, and to cause the Delaware Merger Certificate to be filed with the Secretary of State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in any way necessary or proper to effect the Merger; and it is further

         RESOLVED, that each officer of Bison be, and each is, hereby authorized, in the name and on behalf of Bison, to take all such other actions, including executing and delivering such agreements, documents, certificates, instruments


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and filings as may be necessary or appropriate (such necessity or appropriateness to be conclusively evidenced by the execution and delivery thereof) to effectuate or carry out the purposes and intent of the foregoing resolutions and for the performance of Bison's obligations under the Delaware Merger Certificate and otherwise to consummate the transactions contemplated by the Delaware Merger Certificate; and it is further

         RESOLVED, that all actions and deeds heretofore taken by any officer of Bison in connection with the transactions contemplated by the Delaware Merger Certificate or any of the other transactions contemplated by these resolutions are hereby approved, ratified and confirmed in all respects.

         FOURTH: That the Merger was approved by the written consent of the sole stockholder of Bison on the sixth day of August, 1999.










                  IN WITNESS WHEREOF, Bison Acquisition Corp. has caused this Certificate to be signed by Charles H. R. Bracken, its vice president, as of the sixth day of August, 1999.



                                             By:   /s/   Charles H. R. Bracken
                                                   ----------------------------
                                             Name:    Charles H. R. Bracken
                                             Title:    Vice President